SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): September 9, 2003
                                                         -----------------



                             KINGDOM VENTURES, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                 (State of Other Jurisdiction of Incorporation)

         000-32273                                          88-0419183
(Commission File Number)                      (IRS Employer Identification No.)

         1045 STEPHANIE WAY
         MINDEN, NEVADA                                      89423
(Address of Principal Executive Offices)                  (Zip Code)

                                 (775) 267-2242
              (Registrant's Telephone Number, Including Area Code)






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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 9, 2003, Kingdom Ventures, Inc., through its majority owned subsidiary AACC Acquisition Corporation, Inc., a Nevada corporation, merged with American Association of Christian Counselors, Inc., Texas corporation. As a result of the merger, the shareholders of American Association of Christian Counselors, Inc. exchanged all of the outstanding shares of capital stock for consideration consisting of a secured promissory note in the amount of $750,000 and 6,000,000 shares of Kingdom Ventures, Inc. common stock, $.001 par value per share, subject to adjustment for the market price of such shares. AACC Acquisition Corporation, Inc. was the surviving entity and immediately changed its name to American Association of Christian Counselors, Inc.

ITEM 7.     EXHIBITS.

         Financial Statements for American Association of Christian Counselors, Inc. and pro forma financial statements of Kingdom Ventures, Inc., if required, will be filed by amendment within 60 days from the date of this report. The following documents are filed as an Exhibit to this report.

            The following documents are filed as exhibits to this report.

2.1      Agreement  and Plan of Merger dated July 31, 2003 by and among  Kingdom
         Ventures,   Inc.,  AACC   Acquisition   Corporation,   Inc.,   American
         Association of Christian Counselors, Inc., and Dr. Timothy E. Clinton.

99.1     Press release date September 9, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                 KINGDOM VENTURES, INC.


Date: September 9, 2003          By: /s/ Gene Jackson
                                     -------------------------------------------
                                     Gene Jackson, President and Chief Executive
                                     Officer



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EXHIBIT INDEX

2.1      Agreement  and Plan of Merger dated July 31, 2003 by and among  Kingdom
         Ventures,   Inc.,  AACC   Acquisition   Corporation,   Inc.,   American
         Association of Christian Counselors, Inc., and Dr. Timothy E. Clinton.

99.1     Press release date September 9, 2003.